Exhibit 10.3

SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (this "Amendment") is entered into this 28th day of November, 2008 (the "Effective Date"), by and between Gerald E. Bisbee, Jr., Ph.D. ("Executive") and ReGen Biologies, Inc. (the "Company").

WHEREAS, the Company and Executive are parties to that certain Employment Agreement as amended effective March 23, 2004 (the "Employment Agreement"); and

WHEREAS, the Company and Executive desire to revise certain provisions of the Employment Agreement.

NOW. THEREFORE, in consideration of the mutual covenants and obligations set forth in this Amendment, the Company and the Executive hereby agree that the Employment Agreement is hereby amended as follows:

1.     Section 7(c) is hereby replaced in its entirety with the following:

(c)     Material Change in Responsibilities. Notwithstanding any other provision of this Agreement, should the Company materially reduce Executive's authority, duties or responsibilities. Executive shall have thirty (30) days to provide the Company written notice of his objection to such reduction.  The Company shall thereafter be afforded thirty (30) days from receipt of such notice to respond to and cure Executive's objection(s).  Should the Company fail to restore Executive's authority, duties and responsibilities in full during this thirty (30) day period, Executive shall be entitled to resign and such resignation for purposes of salary and benefit continuation, and vesting. shall be treated as a termination without cause as defined in Section 7(b).

2.     Sections 5(d) and 8(c) are hereby deleted.

3.     The following new Section 16 is hereby added:

16.     § 409 A Compliance. The parties to this Agreement intend that no benefit hereunder shall be treated as nonqualified deferred compensation for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, and agree that this Agreement shall be so interpreted.

4.     In all other respects, the Employment Agreement shall continue in full force and effect and the parties' rights and obligations shall he governed by the terms of the Employment Agreement as modified herein. To the extent that any conflict may exist between any term or provision of this Amendment and any term or provision of the Employment Agreement, such term or provision of this Amendment shall control.

IN WITNESS WHEREOF, the parties have executed this Amendment on the Effective Date set forth above.

ReGen Biologics

/s/ Gerald E. Brisbee, Jr.	/s/ Brion D. Umidi
Gerald E. Brisbee, Jr., Ph.D.
	By:	Brion D. Umidi

	Its:	SVP and CFO